Rubrik Reports First Quarter Fiscal Year 2025 Financial Results
•First quarter Subscription ARR of $856.1 million, up 46% year over year
•Revenue of $187.3 million, up 38% year over year
•1,859 Customers with $100K or more in Subscription ARR, up 41% year over year
Palo Alto, California, June 11, 2024 – Rubrik, Inc. (NYSE: RBRK), the Zero Trust Data Security™ company, today announced financial results for the first quarter fiscal year 2025, ended April 30, 2024.
“Rubrik is a leader in one of the fastest growing new segments in the cybersecurity market, data security, with a total addressable market of about $53 billion by 2027*. The explosion of data especially with AI is creating a massive market opportunity for Rubrik. The value we bring to our customers has resulted in subscription annual recurring revenue up 46% year over year in Q1 to $856 million. While we are excited and proud of all the team has done to date, we are in the very early innings of data security and look forward to continuing to build an enduring company,” said Bipul Sinha, Rubrik’s Chief Executive Officer, Chairman, and Co-Founder.
Commenting on the Company’s financial results, Kiran Choudary, Rubrik’s Chief Financial Officer, added, “We are pleased by the strong start to the year in Q1 with strength in large transactions driving net new Subscription ARR of $72 million, up 32% year over year and Subscription ARR Contribution Margin up over 2,100 basis points year over year. We are confident in our ability to deliver strong growth in Subscription ARR and continued operating leverage towards our long-term financial model.”
First Quarter Fiscal 2025 Financial Highlights
•Subscription Annual Recurring Revenue (ARR) up 46% year over year, grew to $856.1 million as of April 30, 2024.
•Revenue: Subscription revenue was $172.2 million, a 59% increase, compared to $108.4 million in the first quarter of fiscal 2024. Total revenue was $187.3 million, a 38% increase, compared to $135.7 million in the first quarter of fiscal 2024.
•Gross Margin: GAAP gross margin was 48.8%, compared to 73.6% in the first quarter of fiscal 2024. This includes $48.9 million in stock-based compensation expense, compared to $0.1 million in the year ago period, due to the vesting of certain equity awards in conjunction with the initial public offering. Non-GAAP gross margin was 75.4%, compared to 73.6% in the first quarter of fiscal 2024.
•Subscription ARR Contribution Margin: Subscription ARR Contribution Margin was (11)% compared to (32)% in the prior year period, reflecting the improvement in operating leverage in the business. Subscription ARR Contribution Margin was (8)% when adjusting for $22.8 million in employer payroll taxes due to the vesting of certain equity awards in conjunction with the initial public offering.
•Net Loss per Share: GAAP net loss per share was $(11.48), compared to $(1.49) in the first quarter of fiscal 2024. GAAP net loss includes $630.3 million in stock-based compensation expense, compared to $0.5 million in the year ago period, due to the vesting of certain equity awards in conjunction with the initial public offering. Non-GAAP net loss per share was $(1.58), compared to $(1.48) in the first quarter of fiscal 2024.
•Cash Flow from Operations: Cash flow from operations was $(31.4) million, compared to $(17.5) million in the first quarter of fiscal 2024. Free cash flow was $(37.1) million, compared to $(23.2) million in the first quarter of fiscal 2024. Excluding the $20.6 million for employer payroll taxes due to the vesting of certain equity awards in conjunction with the initial public offering, free cash flow would have been $(16.5) million.
•Cash, Cash Equivalents, and Short-Term Investments: Cash, cash equivalents and short-term investments were $606.3 million as of April 30, 2024.
Recent Business Highlights
•As of April 30, 2024, Rubrik had 1,859 customers with Subscription ARR of $100,000 or more, up 41% year over year.
•Announced the pricing and closing of an initial public offering of 23,500,000 shares of Rubrik Class A common stock at a price to the public of $32.00 per share. Net proceeds to Rubrik from the offering were $710.3 million after deducting underwriting discounts and commissions. The shares began trading on the New York Stock Exchange on April 25, 2024, under the symbol “RBRK”. In May 2024, the underwriters exercised their option to purchase an additional 3,472,252 shares of Class A common stock at the initial public offering price of $32.00 per share. Net proceeds were approximately $104.9 million after deducting underwriters’ discounts and commissions.

•Announced the general availability of DSPM Everywhere, which we believe is the industry’s first and only complete cyber resilience offering. DSPM Everywhere allows organizations to secure mission-critical data for comprehensive protection, recovery, and resilience against cyberattacks, whether in a cloud, SaaS, or on-premises environment.
•Announced a strategic partnership with CrowdStrike (Nasdaq: CRWD) to accelerate data security transformation and stop breaches of critical information. By unifying rich, data-centric attack context from the Rubrik Security Cloud with the industry-leading AI-native CrowdStrike Falcon® XDR platform, organizations can rapidly detect, investigate, and stop attacks targeting sensitive data.
•Announced a global strategic alliance and new services with Kyndryl (NYSE: KD), the world’s largest IT infrastructure services provider. As part of the strategic alliance, Rubrik collaborated with Kyndryl to co-develop and launch Kyndryl Incident Recovery with Rubrik. This fully managed ‘as-a-service’ solution provides customers with data protection and cyber incident recovery, backup, and disaster recovery for cloud and on-premises workloads.
•Won two Global InfoSec awards for "Pioneering Data Security Posture Management (DSPM)" and "Pioneering Cyber Resilience", in recognition of Rubrik’s leadership in advancing the field of data protection and cybersecurity in today's rapidly evolving digital landscape.
Second Quarter and Fiscal Year 2025 Outlook
Rubrik is providing the following guidance for the second quarter of fiscal year 2025 and the full fiscal year 2025:
•Second Quarter Fiscal 2025 Outlook:
▪Revenue of $195 million to $197 million.
▪Non-GAAP Subscription ARR contribution margin of approximately (13.5)% to (12.5)%.
▪Non-GAAP EPS of $(0.50) to $(0.48).
▪Weighted-average shares outstanding of approximately 179 million.
•Full Year 2025 Outlook:
▪Subscription ARR between $983 million and $997 million.
▪Revenue of $810 million to $824 million.
▪Non-GAAP Subscription ARR contribution margin of approximately (12.5)% to (11.5)%.
▪Non-GAAP EPS of $(2.35) to $(2.25).
▪Weighted-average shares outstanding of approximately 154 million.
▪Free cash flow of $(115) million to $(95) million, including $23 million of one-time payroll taxes related to the public offering.
Additional information on Rubrik’s reported results, including a reconciliation of the non-GAAP results to their most comparable GAAP measures, is included in the financial tables below. A reconciliation of non-GAAP guidance measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Rubrik’s results computed in accordance with GAAP. For example, stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of Rubrik’s Class A common stock, and Rubrik’s future hiring and retention needs, all of which are difficult to predict and subject to constant change.
Conference Call Information
Rubrik will host a conference call to discuss results for the first quarter of fiscal year 2025, as well as its financial outlook for the fiscal second quarter and fiscal year 2025 today at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time. Open to the public, analysts and investors may access the webcast, results press release, and investor presentation on Rubrik’s investor relations website at https://ir.rubrik.com. A replay of the webcast will also be accessible from Rubrik’s investor relations website a few hours after the conclusion of the live event.
Rubrik uses its investor relations website and may use certain social media accounts including X (formerly Twitter) (@rubrikInc and @bipulsinha) and LinkedIn (www.linkedin.com/company/rubrik-inc and www.linkedin.com/in/bipulsinha) as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
This press release and the related conference call contain express and implied “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Rubrik’s financial outlook for the second quarter of fiscal year 2025 and full fiscal year 2025, Rubrik’s market position, market opportunities, and growth strategy, product initiatives, go-to-market motions and market trends. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” “outlook,” “guidance,” or the negative of these terms, where applicable, and similar expressions intended to identify forward-looking statements. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond Rubrik’s control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the statements. Risks include but are not limited to Rubrik’s limited operating history, the growth rate of the market in which Rubrik competes, Rubrik’s ability to effectively manage and sustain its growth, Rubrik’s ability to introduce new products on top of its platform, Rubrik’s ability to compete with existing competitors and new market entrants, Rubrik’s ability to expand internationally and its ability to utilize AI successfully in its current and future products. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our most recent filings with the Securities and Exchange Commission, including Rubrik’s final prospectus filed with the SEC pursuant to Rule 424(b), dated April 24, 2024. Forward-looking statements speak only as of the date the statements are made and are based on information available to Rubrik at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. Rubrik assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.
Non-GAAP Financial Measures
Rubrik has provided in this press release financial information that has not been prepared in accordance with GAAP. Rubrik uses these non-GAAP financial measures internally in analyzing its financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing Rubrik’s financial results with other companies in its industry, many of which present similar non-GAAP financial measures.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with Rubrik’s condensed consolidated financial statements prepared in accordance with GAAP. A reconciliation of Rubrik’s historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review the reconciliation.
Free Cash Flow. Rubrik defines free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment and capitalized internal-use software. Rubrik believes free cash flow is a helpful indicator of liquidity that provides information to management and investors about the amount of cash generated or used by Rubrik’s operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives, including investing in Rubrik’s business and strengthening its financial position. One limitation of free cash flow is that it does not reflect Rubrik’s future contractual commitments. Additionally, free cash flow is not a substitute for cash used in operating activities and the utility of free cash flow as a measure of Rubrik’s liquidity is further limited as it does not represent the total increase or decrease in Rubrik’s cash balance for a given period.
Non-GAAP Subscription Cost of Revenue. Rubrik defines non-GAAP subscription cost of revenue as subscription cost of revenue, adjusted for amortization of acquired intangibles, stock-based compensation expense, and stock-based compensation from amortization of capitalized internal-use software.
Non-GAAP Operating Expenses (Research and Development, Sales and Marketing, General and Administrative). Rubrik defines non-GAAP operating expenses as operating expenses (research and development, sales and marketing, general and administrative), adjusted for, as applicable, stock-based compensation expense.
Subscription Annual Recurring Revenue (“ARR”) Contribution Margin. Rubrik defines Subscription ARR Contribution Margin as Subscription ARR contribution divided by Subscription ARR at the end of the period. Rubrik defines Subscription ARR Contribution as Subscription ARR at the end of the period less: (i) non-GAAP subscription cost of revenue and (ii) non-GAAP operating expenses for the prior 12-month period ending on that date. Rubrik believes that Subscription ARR Contribution Margin is a helpful indicator of operating leverage. One limitation of Subscription ARR Contribution Margin is that the factors that impact Subscription ARR will vary from those that impact subscription revenue and, as such, may not provide an accurate indication of Rubrik’s actual or future GAAP results. Additionally, the historical expenses in this calculation may not accurately reflect the costs associated with future commitments.

Key Business Metrics
Subscription ARR. Rubrik calculates Subscription ARR as the annualized value of our active subscription contracts as of the measurement date, assuming any contract that expires during the next 12 months is renewed on existing terms. Subscription contracts include cloud-based contracts for Rubrik’s subscription offerings and products sold on top of its Rubrik Security Cloud (“RSC”) platform, prior sales of CDM sold as a subscription term-based license with associated support, and standalone sales of Rubrik’s SaaS subscription products like Anomaly Detection (previously known as Ransomware Monitoring & Investigation) and Sensitive Data Monitoring (previously known as Sensitive Data Monitoring & Management).
Cloud ARR. Rubrik calculates Cloud ARR as the annualized value of its active cloud-based subscription contracts as of the measurement date, based on Rubrik’s customers’ total contract value and, assuming any contract that expires during the next 12 months is renewed on existing terms. Rubrik’s cloud-based subscription contracts include RSC and RSC-Government (excluding RSC-Private) and SaaS subscription products like Ransomware Monitoring & Investigation (now known as Anomaly Detection) and Sensitive Data Monitoring & Management (now known as Sensitive Data Monitoring).
Average Subscription Dollar-Based Net Retention Rate. Rubrik calculates Average Subscription Dollar-Based Net Retention Rate by first identifying subscription customers (“Prior Period Subscription Customers”) which were subscription customers at the end of a particular quarter (the “Prior Period”). Rubrik then calculates the Subscription ARR from these Prior Period Subscription Customers at the end of the same quarter of the subsequent year (the “Current Period”). This calculation captures upsells, contraction, and attrition since the Prior Period. Rubrik then divides total Current Period Subscription ARR by the total Prior Period Subscription ARR for Prior Period Subscription Customers. Rubrik’s Average Subscription Dollar-Based Net Retention Rate in a particular quarter is obtained by averaging the result from that particular quarter with the corresponding results from each of the prior three quarters.
Customers with $100K or More in Subscription ARR. Customers with $100K or more in Subscription ARR represent the number of customers that contributed $100,000 or more in Subscription ARR as of period end.

*Total addressable market number calculations of $53 billion by 2027 were performed by Rubrik, Inc. based on Gartner research. Gartner is a registered trademark and service mark of Gartner, Inc. and/or its affiliates in the U.S. and internationally and is used herein with permission. All rights reserved. Calculations were based on Gartner research documents including:
1.Gartner, Inc., Forecast: Information Security and Risk Management, Worldwide, 2021-2027, 4Q23 Update, December 2023; Gartner, Inc., Forecast Analysis: Cloud Security Posture Management, Worldwide, July 2023. Includes $6.6 billion and $9.8 billion in Application Security, $6.9 billion and $12.8 billion in Cloud Security, $1.7 billion and $2.7 billion in Data Privacy, $4.2 billion and $5.9 billion in Data Security, and $2.4 billion and $2.9 billion in Privileged Access Management by the end of calendar years 2024 and 2027, respectively.
2.Gartner, Inc., Forecast Analysis: Cloud Security Posture Management, Worldwide, July 2023. Calculations performed by Rubrik, Inc. Includes $1.8 billion and $3.3 billion in Cloud Security Posture Management by the end of calendar years 2024 and 2027, respectively.
3.Gartner, Inc., Forecast: Enterprise Infrastructure Software, Worldwide, 2021-2027, 4Q23 Update, December 2023. Calculations performed by Rubrik, Inc. Includes $11.1 billion and $13.3 billion in Backup and Recovery Software and $1.9 billion and $2.1 billion in Archive Software by the end of calendar years 2024 and 2027, respectively.

About Rubrik
Rubrik (NYSE: RBRK) is on a mission to secure the world’s data. With Zero Trust Data Security™, we help organizations achieve business resilience against cyberattacks, malicious insiders, and operational disruptions. Rubrik Security Cloud, powered by machine learning, secures data across enterprise, cloud, and SaaS applications. We help organizations uphold data integrity, deliver data availability that withstands adverse conditions, continuously monitor data risks and threats, and restore businesses with their data when infrastructure is attacked.
Investor Relations Contact
Melissa Franchi
VP, Head of Investor Relations, Rubrik
781.367.0733
IR@rubrik.com
Public Relations Contact
Jessica Moore
VP, Global Communications, Rubrik
415.244.6565
jessica.moore@rubrik.com

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Revenue
Subscription	$172,195	$108,398
Maintenance	5,667	12,288
Other	9,453	15,054
Total revenue	187,315	135,740

Cost of revenue
Subscription	73,725	21,637
Maintenance	3,609	2,271
Other	18,645	11,983
Total cost of revenue	95,979	35,891

Gross profit	91,336	99,849
Operating expenses
Research and development	285,379	46,266
Sales and marketing	379,329	115,362
General and administrative	151,465	22,817
Total operating expenses	816,173	184,445

Loss from operations	(724,837)	(84,596)
Interest income	2,942	2,617
Interest expense	(10,624)	(5,532)
Other income (expense), net	(623)	(554)
Loss before income taxes	(733,142)	(88,065)
Income tax expense (benefit)	(1,051)	1,208
Net loss	$(732,091)	$(89,273)
Net loss per share attributable to common shareholders, basic and diluted	$(11.48)	$(1.49)
Weighted-average shares used in computing net loss per share attributable to common shareholders, basic and diluted	63,794	59,940

Rubrik, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	April 30,	January 31,
	2024	2024
Assets
Current assets
Cash and cash equivalents	$502,614	$130,031
Short-term investments	103,706	149,220
Accounts receivable, net of allowances	97,369	133,544
Deferred commissions	74,529	72,057
Prepaid expenses and other current assets	74,724	63,861
Total current assets	852,942	548,713
Property and equipment, net	45,983	47,873
Deferred commissions, noncurrent	114,166	113,814
Goodwill	100,343	100,343
Other assets, noncurrent	52,938	62,867
Total assets	$1,166,372	$873,610
Liabilities, redeemable convertible preferred stock and stockholders’ deficit
Current liabilities
Accounts payable	$8,552	$6,867
Accrued expenses and other current liabilities	160,334	122,934
Deferred revenue	569,159	526,480
Total current liabilities	738,045	656,281
Deferred revenue, noncurrent	590,595	579,781
Other liabilities, noncurrent	55,226	55,050
Debt, noncurrent	297,104	287,042
Total liabilities	1,680,970	1,578,154

Redeemable convertible preferred stock	—	714,713
Stockholders’ deficit
Preferred stock	—	—
Common stock	—	1
Convertible founders stock	—	—
Class A common stock	1	—
Class B common stock	3	—
Additional paid-in capital	1,902,906	265,494
Accumulated other comprehensive loss	(2,904)	(2,239)
Accumulated deficit	(2,414,604)	(1,682,513)
Total stockholders’ deficit	(514,598)	(1,419,257)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$1,166,372	$873,610

Rubrik, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(732,091)	$(89,273)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	7,190	5,572
Stock-based compensation	630,330	428
Amortization of deferred commissions	20,377	16,445
Non-cash interest	9,700	—
Deferred income taxes	(990)	387
Other	863	35
Changes in operating assets and liabilities:
Accounts receivable	36,175	22,161
Deferred commissions	(23,201)	(19,917)
Prepaid expenses and other assets	(13,920)	12,477
Accounts payable	2,748	441
Accrued expenses and other liabilities	(22,055)	(38,168)
Deferred revenue	53,493	71,955
Net cash used in operating activities	(31,381)	(17,457)
Cash flows from investing activities:
Purchases of property and equipment	(3,639)	(3,373)
Capitalized internal-use software	(2,103)	(2,416)
Purchases of investments	(42,688)	(72,204)
Sale of investments	27,978	7,503
Maturities of investments	61,189	75,536
Net cash provided by investing activities	40,737	5,046
Cash flows from financing activities:
Proceeds from initial public offering, net of underwriting discounts and commissions	710,264	—
Taxes paid related to net share settlement of equity awards	(350,444)	—
Proceeds from exercise of stock options	3,618	974
Payments for deferred offering costs, net	(775)	(415)
Payments for debt discount costs	(475)	—
Payments for debt issuance costs	(6)	—
Net cash provided by financing activities	362,182	559
Effect of exchange rate on cash, cash equivalents, and restricted cash	(489)	513
Net increase (decrease) in cash, cash equivalents, and restricted cash	371,049	(11,339)
Cash, cash equivalents, and restricted cash, beginning of year	137,059	140,606
Cash, cash equivalents, and restricted cash, end of year	$508,108	$129,267

Rubrik, Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended April 30,
	2024	2023
Reconciliation of GAAP total gross profit to non-GAAP total gross profit:
Total gross profit on a GAAP basis	$91,336	$99,849
Add: Stock-based compensation expense	48,914	67
Add: Amortization of acquired intangibles	903	—
Non-GAAP total gross profit	$141,153	$99,916
GAAP total gross margin	49%	74%
Non-GAAP total gross margin	75%	74%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses:
Research and development operating expense on a GAAP basis	$285,379	$46,266
Less: Stock-based compensation expense	224,149	167
Non-GAAP research and development operating expense	$61,230	$46,099

Sales and marketing operating expense on a GAAP basis	$379,329	$115,362
Less: Stock-based compensation expense	239,888	199
Non-GAAP sales and marketing operating expense	$139,441	$115,163

General and administrative operating expense on a GAAP basis	$151,465	$22,817
Less: Stock-based compensation expense	117,394	57
Non-GAAP general and administrative operating expense	$34,071	$22,760

Reconciliation of GAAP operating loss to non-GAAP operating loss:
Operating loss on a GAAP basis	$(724,837)	$(84,596)
Add: Stock-based compensation expense	630,345	490
Add: Amortization of acquired intangibles	903	—
Non-GAAP operating loss	$(93,589)	$(84,106)

Reconciliation of GAAP net loss to non-GAAP net loss:
Net loss on a GAAP basis	$(732,091)	$(89,273)
Add: Stock-based compensation expense	630,345	490
Add: Amortization of acquired intangibles	903	—
Income tax expenses effect related to the above adjustments	(118)	(16)
Non-GAAP net loss	$(100,961)	$(88,799)
Non-GAAP net loss per share, basic and diluted	$(1.58)	$(1.48)
Weighted-average shares used to compute non-GAAP net loss per share, basic and diluted	63,794	59,940

The following table presents a reconciliation of free cash flow to net cash provided by (used in) operating activities, the most directly comparable GAAP measure, for each of the periods indicated (unaudited, in thousands, except percentages):
	Three Months Ended April 30,
	2024	2023
Net cash used in operating activities	$(31,381)	$(17,457)
Less: purchase of property and equipment	(3,639)	(3,373)
Less: capitalized internal-use software	(2,103)	(2,416)
Free cash flow	$(37,123)	$(23,246)
Free cash flow margin	(20)%	(17)%
Net cash provided by investing activities	$40,737	$5,046
Net cash provided by financing activities	$362,182	$559

The following table presents the calculation of Subscription ARR Contribution Margin for the periods presented as well as a reconciliation of (i) non-GAAP subscription cost of revenue to cost of revenue and (ii) non-GAAP operating expenses to operating expenses (in thousands, except percentages):

	Twelve Months Ended April 30,
	2024	2023
Subscription cost of revenue	$150,015	$72,267
Amortization of acquired intangibles	(2,579)	(592)
Stock-based compensation expense	(35,236)	(23)
Stock-based compensation from amortization of capitalized internal-use software	(106)	(281)
Non-GAAP subscription cost of revenue	$112,094	$71,371

Operating expenses	$1,421,164	$706,870
Stock-based compensation expense	(586,660)	(3,767)
Non-GAAP operating expenses	$834,504	$703,103

Subscription ARR	$856,051	$587,454
Non-GAAP subscription cost of revenue	(112,094)	(71,371)
Non-GAAP operating expenses	(834,504)	(703,103)
Subscription ARR Contribution	$(90,547)	$(187,020)
Subscription ARR Contribution Margin	(11)%	(32)%